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                                                                       Exhibit 5
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
                                             LAW OFFICES OF


                                     SAUL, EWING, REMICK & SAUL LLP

BALTIMORE, MARYLAND                        CENTRE SQUARE WEST                     NEW YORK, NEW YORK
BERWYN, PENNSYLVANIA                 1500 MARKET STREET, 38th FLOOR               PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA               PHILADELPHIA, PA 19102-2186                WILMINGTON, DELAWARE

                                             (215) 972-7777

                                          Fax:  (215) 972-7725
                                    Internet Email:  lawyers@saul.com
                                  World Wide Web:  http://www.saul.com
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                                                      May 17, 2000

InKine Pharmaceutical Company, Inc.
1720 Walton Road
Suite 200
Blue Bell, PA  19422

Gentlemen:

                  We refer to the Registration Statement on Form S-3 (collectively with any amendments thereto, the "Registration Statement") of InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), filed with the Securities and Exchange Commission, which covers the registration under the Securities Act of 1933, as amended, of 3,352,758 shares of common stock, par value $.0001 per share, of the Company, including (i) 2,838,871 shares (the "Original Shares") currently issued and outstanding, (ii) 283,887 shares (the "Warrant Shares") issuable upon exercise of a certain warrant (the "Warrant") and (iii) 230,000 shares (the "Option Shares") issuable upon exercise of certain purchase options (the "Options"), all as described in the Prospectus included in the Registration Statement.

                  We have examined the Registration Statement, the Warrant, the Options, the Certificate of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Without limiting the generality of the foregoing, in our examination we have assumed without independent verification that (i) each natural person executing a document we examined is legally competent to do so, (ii) all documents submitted to us as originals are "authentic", the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conformed to the original document, and (iii) all corporate records made available to us by the Company and or public records reviewed are accurate and complete.

                  Based on the foregoing, it is our opinion that:

                  1. the Original Shares were, when issued, duly authorized, validly issued, fully paid and non-assessable; and
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InKine Pharmaceutical Company, Inc.
May 17, 2000
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                  2. the Warrant Shares and the Option Shares have been duly authorized and, when issued in accordance with the terms of the Warrant and the Options, respectively, and upon receipt by the Company of payment therefor as provided in the Warrant or the Options, respectively, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this form under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                       Very truly yours,

                       /s/ SAUL, EWING, REMICK & SAUL LLP